Exhibit 99.1

Alto Neuroscience Reports First Quarter 2026 Financial Results and Recent Business Highlights

– Phase 2b clinical trial of ALTO-207 in treatment-resistant depression (TRD) initiated –

– New ALTO-101 analyses support significant effects on EEG markers of general cognition as well as a test of attention –

– Closed $120 million PIPE in March 2026; cash balance of approximately $264 million expected to fund planned operations through 2029, including a potential NDA submission for ALTO-207 –

Mountain View, Calif., May 13, 2026 — Alto Neuroscience, Inc. (“Alto”) (NYSE: ANRO), a clinical-stage biopharmaceutical company focused on the development of novel precision medicines for neuropsychiatric disorders, today reported financial results for the quarter ended March 31, 2026, and highlighted recent progress across its pipeline of clinical-stage product candidates.

“2026 is off to a strong start across our pipeline, highlighted by the initiation of the Phase 2b trial of ALTO-207 in TRD,” said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. “ALTO-207 is supported by one of the largest independently validated efficacy signals reported in TRD, and we believe the potentially registrational Phase 2b trial is designed to build on those results, and we are ahead of schedule on site initiations and patient recruitment. With $264 million on the balance sheet, Alto is well capitalized — with runway expected to extend through 2029 and, importantly, through a planned Phase 3 trial and potential NDA submission for ALTO-207.”

Pipeline Highlights

ALTO-207: Phase 2b trial in TRD initiated; potentially pivotal trial designed to replicate PAX-D antidepressant effects

ALTO-207 is a fixed-dose combination of pramipexole, a dopamine D3-preferring D3/D2 agonist with demonstrated antidepressant effect, and ondansetron, a selective 5-HT3 receptor antagonist. The fixed-dose combination is designed to enable rapid titration to higher pramipexole doses by mitigating the dose-limiting nausea and vomiting historically associated with pramipexole. ALTO-207 is being developed to address the significant unmet medical need in TRD, which is estimated to affect up to 7 million adults in the United States

•The core mechanism of ALTO-207 is supported by the PAX-D study, conducted by the University of Oxford and published in The Lancet Psychiatry, which demonstrated a Cohen’s d = 0.87 effect size for pramipexole versus placebo at 12 weeks — an effect more than two times larger than that observed for currently approved TRD therapies. A meta-analysis of pramipexole in depression has also reported a Hedges’ g = 0.64 (p < 0.001).

•In April 2026, Alto initiated a randomized, double-blind, placebo-controlled Phase 2b trial of ALTO-207 as an adjunctive treatment in approximately 178 adults with TRD who have experienced between two and five prior treatment failures and continue to have moderate-to-severe depression symptoms. The trial design and patient eligibility criteria build on the PAX-D study while employing MADRS as the primary endpoint, an approach aligned with FDA standards in depression and intended to support a streamlined registrational pathway.

•In January 2026, the U.S. Patent and Trademark Office issued U.S. Patent No. 12,521,374, a method-of-treatment patent specifically protecting the use of ondansetron to mitigate pramipexole-related side effects to enable higher pramipexole dosing for the treatment of depression. Together with Alto’s broader estate of issued and pending patents, the Company expects patent coverage of ALTO-207 through at least the mid-2040s.

•Alto remains on track to initiate a Phase 3 trial in TRD by early 2027, following alignment with the FDA on the planned trial design.

ALTO-101: New analyses support biomarker hypothesis

In April 2026, Alto reported topline results from the Phase 2 proof-of-concept (POC) trial of ALTO-101, a brain-penetrant PDE4 inhibitor evaluated as a transdermal formulation in cognitive impairment associated with schizophrenia (CIAS). The pre-specified primary analysis focused on electroencephalography (EEG) markers associated most strongly with CIAS. The trial did not achieve statistical significance on its primary CIAS EEG outcome, theta-band inter-trial coherence (or theta-ITC), though directional improvement was observed in this measure. Subsequent analyses focused on general EEG cognitive biomarkers, as well as exploratory analyses of cognitive test performance, yielding findings that suggest potential clinical effect of ALTO-101 in other cognitive disorders.

•In the overall study population (n = 83), ALTO-101 produced a Cohen’s d = 0.34 on theta-ITC versus placebo (p = 0.052).

•In a prespecified analysis of a more cognitively impaired subgroup (n = 59), ALTO-101 demonstrated a nominally significant effect on theta-ITC versus placebo (Cohen’s d = 0.44, p = 0.03). Alto views this signal as supportive of the relevance of theta-ITC as an objective EEG biomarker in CIAS and consistent with prior replicated analyses of large schizophrenia datasets.

•Further analyses identified large and statistically significant effects of ALTO-101 in the overall study population on multiple EEG markers relevant broadly to cognition. This included an increase in the individual alpha peak frequency (d=0.59, p=0.001), a robust and highly heritable index of an individual’s neurophysiological efficiency that tracks a range of cognitive functions.

•Analyses also revealed a shift to greater cortical excitability, as evidenced by an increase in high frequency power (beta: d=0.70, p<0.001; gamma: d=0.61, p=0.001) and decrease in low frequency power (theta: d=0.50, p=0.007). This resulted in a decrease in the theta/beta ratio (d=0.57, p=0.003), an FDA-cleared measure of attentional deficit/hyperactivity disorder that is likewise relevant to cognitive deficits in neurodegenerative disorders such as Parkinson’s and Alzheimer’s.

•Significant improvement was also observed with ALTO-101 in sustained attention, as measured by the Continuous Performance Task (d=0.41, p=0.02). No significant effects were observed in processing speed or memory.

•Alto has developed a modified-release, once-daily, well-tolerated oral formulation of ALTO-101 and the Company plans to explore partnering opportunities for this formulation.

Enhanced eligibility review and patient quality measures implemented in ongoing Phase 2b trials for ALTO-300 and ALTO-100

•Following the Company’s full analysis of its previously completed ALTO-100 MDD Phase 2b trial, Alto instituted an enhanced sponsor eligibility review process, site-level risk scoring, and certain new patient and data quality requirements into the ongoing Phase 2b trials for ALTO-300 in MDD and ALTO-100 in bipolar depression (BPD). The ongoing blinded data review supports the importance of these new enhanced procedures on the overall data quality in these trials.

•The Company believes the eligibility review process has resulted in a reduced risk of enrolling professional patients, a common risk across the field, with patients better reflecting the true treatment-seeking clinical population in the respective indications.

•Key metrics supporting the effectiveness of these efforts are as follows:

•In periodic batch testing of pharmacokinetic (PK) levels, 97% of samples demonstrated expected drug concentration levels.

•100% of patients in the ALTO-300 MDD trial have demonstrated ongoing compliance with their underlying antidepressant as evaluated through urinalysis during trial conduct (the short half-life of ALTO-300 makes it undetectable in blood the day after dosing).

•11% and 13% of patients have been screened out of the ALTO-100 and ALTO-300 trials, respectively, through Alto's sponsor eligibility review process – these represent patients who may have otherwise been included in the trial.

•Due to this new process, and the Company’s continued emphasis on patient quality, the topline data readouts are now expected in 1H 2027 for the ALTO-300 trial and mid-2027 for the ALTO-100 trial. These timing changes do not impact Alto’s overall cash runway guidance, and the Company still expects its existing cash to support planned operations through 2029.

•The company has incorporated these enrollment learnings into the ALTO-207 Phase 2b trial guidance and therefore does not expect these timing changes to impact the ALTO-207 Phase 2b readout timing, which is guided to 2H 2027.

Corporate Updates

•In March 2026, the Company closed a private placement financing (“PIPE”) for gross proceeds of approximately $120 million led by Commodore Capital. In the PIPE, Alto sold an aggregate of 2,900,000 shares of its common stock at a price of $20 per share and, in lieu of common stock for certain investors, pre-funded warrants to purchase up to an aggregate of 3,100,000 shares of common stock at a purchase price of $19.9999 per pre-funded warrant. Together with existing cash, the proceeds from the PIPE are expected to support the development of ALTO-207 through a planned Phase 3 trial and to a potential NDA submission.

Expected Upcoming Milestones

•Early 2027 — ALTO-207 Phase 3 TRD trial initiation
•1H 2027 — ALTO-300 Phase 2b MDD trial topline data
•Mid 2027 — ALTO-100 Phase 2b BPD trial topline data
•2H 2027 — ALTO-207 Phase 2b TRD trial topline data

First Quarter 2026 Financial Highlights

Cash Position: As of March 31, 2026, the Company had cash, cash equivalents, and restricted cash of approximately $264.2 million, compared to approximately $177.0 million as of December 31, 2025. The increase reflects net proceeds of approximately $115 million from the March 2026 PIPE, partially offset by cash used in operations during the quarter.

The Company expects its cash balance to support planned operations — including the execution of the ALTO-207 Phase 2b trial, the planned ALTO-207 Phase 3 trial, and the ALTO-300 and ALTO-100 Phase 2b readouts — through 2029, including a potential NDA submission for ALTO-207.

R&D Expenses: Research and development expenses for the quarter ended March 31, 2026, were $20.3 million, as compared to $10.0 million for the same period in 2025.

G&A Expenses: General and administrative expenses for the quarter ended March 31, 2026, were $6.8 million, as compared to $5.7 million for the same period in 2025.

Net Loss: The Company incurred a net loss of $26.2 million for the quarter ended March 31, 2026, as compared to a net loss of $15.2 million for the same period in 2025.

About Alto Neuroscience
Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in treatment-resistant depression, major depressive disorder, bipolar depression, schizophrenia, and other mental health conditions. For more information, visit www.altoneuroscience.com or follow Alto on X.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “on track,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Alto’s expectations with regard to the potential benefits, activity, effectiveness and safety of its product candidates and Precision Psychiatry Platform (“Platform”); statements regarding patient compliance and the effectiveness of Alto’s clinical trial execution measures, including its eligibility review and patient and data quality measures, and the impact of those measures on patient and data quality and the timing of trial readouts; statements regarding Alto’s expectations for the design, timing, and results of its Phase 2b and planned Phase 3 trials of ALTO-207; Alto’s expectations with regard to the design and results of its research and development programs and clinical trials, including the timing of enrollment and the timing and availability of data from such trials; Alto’s clinical and regulatory development plans for its product candidates, including the timing or likelihood of regulatory filings and approvals for its product candidates; Alto’s business strategy, financial position, including anticipated cash runway, and the sufficiency of its financial resources to fund its operations through expected milestones; and other statements that are not historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation, progress and completion of clinical trials and clinical development of Alto’s product candidates; the risk that Alto may not realize the intended benefits of its Platform or its eligibility review and patient and data quality measures; availability and timing of results from clinical trials; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that clinical trials may have unsatisfactory outcomes; the risk that Alto’s projections regarding its financial position and expected cash runway are inaccurate or that its conduct of its business requires more cash than anticipated; and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in Alto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings Alto may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Availability of Information on Alto’s Website
Alto routinely uses its investor relations website to post presentations to investors and other important information, including information that may be material. Accordingly, Alto encourages investors and others interested in Alto to review the information it makes public on its investor relations website.

ALTO NEUROSCIENCE, INC.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2026	2025
Operating expenses:
Research and development	$20,294	$9,974
General and administrative	6,844	5,702
Total operating expenses	27,138	15,676
Loss from operations	(27,138)	(15,676)
Other income (expense):
Interest income	1,561	1,827
Interest expense	(545)	(598)
Loss on debt extinguishment	—	(681)
Other, net	(115)	(41)
Total other income, net	901	507
Net loss	$(26,237)	$(15,169)
Other comprehensive income (loss):
Change in fair value attributable to instrument specific credit risk	7	134
Foreign currency translation	(16)	(19)
Total other comprehensive income (loss)	$(9)	$115
Comprehensive loss	$(26,246)	$(15,054)
Net loss per share attributable to common stockholders, basic and diluted	$(0.80)	$(0.56)
Weighted-average number of common shares outstanding, basic and diluted	32,893	27,049

ALTO NEUROSCIENCE, INC.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents, and restricted cash	$264,262	$176,984
Total assets	276,259	184,689
Total liabilities	32,890	33,547
Accumulated deficit	(227,871)	(201,634)
Investor & Media Contact:
Nick Smith
investors@altoneuroscience.com
media@altoneuroscience.com